OMNIBUS AMENDMENT
Dated as of April 5, 2010
to the
PURCHASE AGREEMENT
DATED AS OF  MARCH 23, 2010 AND
ESCROW AGREEMENT DATES AS OF MARCH 26, 2010

THIS OMNIBUS AMENDMENT TO THE SHARE PURCHASE AGREEMENT AND THE ESCROW AGREEMENT, each  dated  March  23, 2010 and March 26, 2010, respectively (this “Amendment”) is entered into as of this 5th day of April, 2010 among Willing Holding, Inc., a Florida corporation (“Company” or “WHDX”), and 11i Solutions, Inc. (“11i”) a Georgia corporation, and the additional parties identified on the signature pages hereto.

WITNESSETH:

WHEREAS, the Company, 11i and Mr. Thomas L. DiStefano III are parties to a certain Purchase Agreement dated as of March 23, 2010, ( the “Purchase Agreement”), which the parties desire to amend  in order to provide additional days for the payment of the First Installment of the purchase price.

WHEREAS, the parties to the Purchase Agreement desire to amend the Purchase Agreement to provide Mr. Thomas L. DiStefano III will remain the Chief Executive Officer of the Company until the first payment of the purchase price in the amount of $75,000, also referenced as the First Installment (defined  hereunder) as described in the Purchase Agreement.

WHEREAS, the Company, 11i and Schneider Weinberger & Beilly LLP, as escrow agent, are parties to a certain Escrow Agreement dated as of March 26, 2010, ( the “Escrow Agreement”), which the parties desire to amend  in order to provide five additional business days for the payment of the First Installment (defined hereunder) of the purchase price.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties to this Amendment hereby agree as follows:

1.           Amendment to Extend Time to Fund Escrow and the terms of Escrow Agreement.  Section 2 of the Escrow Agreement shall be amended by extending the time from five (5) business days from the signing of the Escrow Agreement, which was signed on March 26, 2010, to ten (10) business days or April 9th, 2010 by 5:00 PM EST as follows:

Delivery of Escrow Property. As provided in the Purchase Agreement (a) WHDX shall deposit with the Escrow Agent within ten (10) business days from the execution of this Escrow Agreement the WHDX Shares represented by three (3) stock certificates in the denominations of 8,300,000 shares, 8,300,000 shares and 8,400,000 shares (the “WHDX’s Escrow Property”) each in the name of 11i Solutions, Inc., and (b) 11i shall deposit with the Escrow Agent (“11i’s Escrow Property”) funds which in the aggregate are equal to Two Hundred Twenty-Five Thousand Dollars ($225,000.00), in installments as follows: $75,000 (“First Installment”) within five (10) business days from the execution of this Escrow Agreement; $75,000 (“Second Installment”) within sixty (60) days of the execution of this Escrow Agreement, or ninety (90) days of the execution of this Escrow Agreement in the event WHDX delivers to the Escrow Agent prior to the sixtieth day written notice that the Second Installment payment date has been extended (“Extended”) to ninety (90) days from the execution of this Escrow Agreement; and $75,000 within ninety (90) days of the execution of this Escrow Agreement (“Third Installment”) . WHDX’s Escrow Property and 11i’s Escrow Property as deposited with the Escrow Agent are sometimes hereinafter referred to as the “Escrow Property”. The Escrow Property shall be maintained on deposit by the Escrow Agent in accordance with the terms and conditions hereof. This Escrow Agreement and the escrow created hereunder shall not become effective unless and until the Escrow Property has been deposited with the Escrow Agent.

 2.           Thomas L. DiStefano III shall remain Chief Executive Officer until the first payment of the Purchase Price.

(a) Thomas L. DiStefano III shall remain the Company’s Chief Executive Officer (“CEO”) until the first payment of the purchase price in the amount of   $75,000 (or receipt of the First Installment) in order to maintain cohesive order in the Company’s s business operations and this provision shall amend Section 5. g. iii and iv of the Agreement.

(b) Upon the effectiveness of this Amendment, each reference in the Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the Purchase Agreement as amended hereby, and each reference to the Purchase Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Purchase Agreement shall mean and be a reference to the Purchase Agreement as amended hereby.

(c) Except as specifically amended hereby, the Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed.  The execution, delivery and effectiveness of this Amendment shall not constitute a waiver of any provision contained in the Purchase Agreement, except as specifically set forth herein.

3.            Execution in Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by and delivered to each of the parties hereto.  Delivery of an executed counterpart of a signature page to this Amendment, whether manually executed or a facsimile of a manually executed signature page, shall be as effective as delivery of a manually executed counterpart of this Amendment.

4.            Governing Law.  This Amendment and the appendices, exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.  In furtherance of the foregoing, the internal law of the State of Florida shall control the interpretation and construction of this Amendment (and all schedules and exhibits hereto), even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

5.            Interpretation.

(a) Capitalized terms used herein without definition shall have the respective definitions assigned to those terms in the Purchase Agreement or the Escrow Agreement, as the case may be.

(b) For purposes of this Amendment, (i) the words “include,” “includes” and “including” mean “including without limitation,” (ii) the word “or” is not exclusive and (iii) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Amendment as a whole.

(c) Unless the context otherwise requires, references herein to Sections, Exhibits and Schedules mean the Sections of, and the Exhibits and Schedules attached to, this Amendment.  Headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Amendment.  The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Amendment to the same extent as if they were set forth verbatim herein.

(d) Each of the parties to this Amendment has had the benefit of counsel in connection with its review and negotiation of this Amendment.  Consequently, the parties confirm that this Amendment shall not be construed on the basis of any presumption or rule requiring construction or interpretation against the party drafting an agreement or instrument or causing any agreement or instrument to be drafted.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

WILLING HOLDING, INC.

By:	/s/ Thomas L. DiStefano III
Name: Thomas L. DiStefano III
Title: CEO & Co-Chairman

By:	/s/ Domingo M. Silvas III
Name: Domingo M. Silvas III
Title: Co-Chairman

THOMAS L. DISTEFANO III

11i SOLUTIONS, INC.

By:	/s/ Domingo M. Silvas III
Name: Domingo M. Silvas III
Title: Chief Executive Officer

SCHNEIDER WEINBERGER & BEILLY, LLP

By:
Name: Roxanne Beilly
Title